                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Under Rule 14a-12


                             CEDAR INCOME FUND, LTD.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


 -----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ No fee required
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    1) Title of each class of securities to which transaction applies:


       ----------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:


       ----------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       ----------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:


       ----------------------------------------------------------------------

    5) Total fee paid:


       ----------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid:

    ___________________________________________________________________________
    2) Form, Schedule or Registration Statement No.:

    ___________________________________________________________________________
    3) Filing Party:

    ___________________________________________________________________________
    4) Date Filed:

    ___________________________________________________________________________

                            Cedar Income Fund, Ltd.
                             44 South Bayles Avenue
                        Port Washington, New York 11050


                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 10, 2001

To the Stockholders of Cedar Income Fund, Ltd.

   The 2001 Annual Meeting of Stockholders of Cedar Income Fund, Ltd., a Maryland corporation (the "Company"), will be held at the offices of Cedar Bay Realty Advisors, Inc., 44 S. Bayles Avenue, Port Washington, New York 11050, on September 10, 2001, at 4:00 PM, local time, for the following purposes:

     1.   To elect one Class II Director and two Class III Directors; and

     2. To approve the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2001; and

     3. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The Board of Directors has fixed the close of business on August 8, 2001, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

   ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. YOU ARE URGED TO SIGN, DATE AND OTHERWISE COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE YOUR SHARES IN PERSON EVEN IF YOU HAVE SIGNED AND RETURNED YOUR PROXY CARD.

                                   By Order of the Board of Directors




                                   /s/ Leo S. Ullman
                                   ----------------------------------
                                   Leo S. Ullman
                                   Chairman of the Board




Port Washington, New York
August 10, 2001

                            CEDAR INCOME FUND, LTD.
                             44 SOUTH BAYLES AVENUE
                        PORT WASHINGTON, NEW YORK 11050


                            ------------------------
                                PROXY STATEMENT
                            ------------------------

   The accompanying Proxy is solicited by the Board of Directors of Cedar Income Fund, Ltd., a Maryland corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held on September 10, 2001, at 4:00 PM, local time, or any adjournment thereof, at which stockholders of record at the close of business on August 8, 2001 shall be entitled to vote. The cost of solicitation of proxies will be borne by the Company. The Company may use the services of its directors, officers and others to solicit proxies, personally or by telephone; arrangements may also be made with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. The Company may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in soliciting, but no compensation will be paid for their services.

   Each proxy executed and returned by a stockholder may be revoked at any time before it is voted by timely submission of written notice of revocation or by submission of a duly executed proxy bearing a later date (in either case directed to the Secretary of the Company) or, if a stockholder is present at the Meeting, he may elect to revoke his proxy and vote his shares personally.

   On August 8, 2001, the Company had outstanding and entitled to vote with respect to all matters to be acted upon at the meeting 692,111 shares of Common Stock, $.01 par value per share ("Common Stock"). Each holder of Common Stock is entitled to one vote for each share of stock held by such holder. The presence of holders representing a majority of all the votes entitled to be cast at the meeting will constitute a quorum at the meeting. In accordance with Maryland law, abstentions, but not broker non-votes, are counted for purposes of determining the presence or absence of a quorum for the transaction of business. The proposals to elect three Directors and to approve the appointment of the independent auditors for 2001 require the affirmative vote of a majority of the shares voted on each such proposal in order to pass. Abstentions and broker non-votes are not counted in determining the votes cast with respect to any of the matters submitted to a vote of stockholders.

   It is expected that the following business will be considered at the Meeting and action taken thereon.

                            1. ELECTION OF DIRECTORS

   Pursuant to the By-Laws of the Company, the Board of Directors of the Company is currently comprised of five members who are divided into three classes serving staggered three-year terms of office. It is proposed to elect at this Meeting (i) one Class II Director to hold office for a two-year term until the 2003 Annual Meeting of Stockholders and until his/her successor is duly elected and qualifies and (ii) two Class III Directors to hold office for a three-year term until the 2004 Annual Meeting of Stockholders and until his/ her successor is duly elected and qualifies. Remaining Class I and Class II Directors will be elected at the Annual Meetings to be held in 2002 and 2003, respectively, for three-year terms, and until their respective successors are duly elected and qualify. It is intended that the accompanying form of Proxy will be voted for the nominees set forth below, each of whom is presently a Director of the Company. If some unexpected occurrence should make necessary, in the Board of Directors' judgment, the substitution of some other person or persons for any of the nominees, shares will be voted for such other person or persons as the Board of Directors may select. The Board of Directors is not aware that any nominee may be unable or unwilling to serve as a Director. The following table sets forth certain information with respect to the nominees and also with respect to each Director whose term of office will continue after this Meeting.

                             NOMINEES FOR ELECTION


                                                            Principal                                  Term Of
                                                         Occupation and                              Office Will      Served As A
  Name                  Age                              Positions Held                                Expire       Director Since
  -----                 ---                              --------------                                ------       --------------
Leo S. Ullman           62     Mr. Ullman is President and Chairman of the Board of the Company,        2004             1998
                               and has been President of SKR Management Corp., an affiliate of the Company, since 1994; Chairman of Brentway Management LLC, which provides property management and leasing services to the
                               Company, since 1994; and President of Cedar Bay Realty Advisors,
                               Inc., which provides administrative and advisory services to the
                               Company, since its formation in January 1998. From 1992 through
                               1995, Mr. Ullman was President of API Management Services Corp.
                               and API Asset Management, Inc. Mr. Ullman has been involved in real estate property and asset management for approximately twenty-seven years. Mr. Ullman has been a member of the New York
                               Bar since 1966. From 1993 until the end of 1998, Mr. Ullman served as "of counsel" to the New York office of the law firm
                               Schnader Harrison Segal & Lewis, LLP. Mr. Ullman has been a
                               Director of the Company since April 1998 and Chairman of the
                               Board of the Company from April 1998 until November 1999, and was re-elected Chairman of the Board of the Company in December 2000.

Brenda J. Walker        48     Ms. Walker has been Vice President of the Company since 1998 and         2004             1998
                               has been Vice President of SKR Management Corp. since 1994;
                               President of Brentway Management LLC since 1994; and Vice
                               President of API Management Services Corp. and API Asset
                               Management, Inc. from 1992 through 1995. Ms. Walker has been involved in real estate property and asset management for
                               approximately twenty-two years. Ms. Walker was Treasurer of the
                               Company from April 1998 until November 1999. Ms. Walker has been a Director of the Company since 1998.

James J. Burns          61     Mr. Burns has been the Senior Vice President and Chief Accounting        2003             2001
                               Officer of Wellsford Real Properties since October 1999. Mr.
                               Burns was previously a Senior Audit Partner with Ernst & Young's
                               E & Y Kenneth Leventhal Real Estate Group where he was employed for 25 years, including 23 years as a partner. His diversified real estate experience includes servicing commercial multifamily residential real estate developers and owners, equity and
                               mortgage Real Estate Investment Trusts, home builders, hotel owners, mortgage banking and other companies. Mr. Burns is a
                               Certified Public Accountant and a member of the American
                               Institute of Certified Public Accountants. Mr. Burns has been a
                               Director of the Company since April 2001.

           DIRECTORS WHOSE TERM OF OFFICE WILL CONTINUE AFTER MEETING


                                                               Principal                               Term Of
                                                             Occupation and                          Office Will      Served As A
  Name                        Age                            Positions Held                             Expire       Director Since
  -----                       ---                            --------------                             ------       --------------
J.A.M.H. der Kinderen          61     From 1984 through 1994, Mr. der Kinderen was Director of           2002             1998
                                      Investments of Rabobank Pension Fund. Mr. der Kinderen has
                                      been or is Chairman of the Board of the following entities:
                                      Noro America Real Estate B.V. (1995-present); Noro Amerika
                                      Vast Goed B.V. (1985-present); Mass Mutual Pierson (M.M.P.)
                                      (1988-1997) and, since 1996, a director of Warner Building
                                      Corporation, a real estate investment trust. Mr. der
                                      Kinderen has been a Director of the Company since 1998.

Everett B. Miller, III         54     Mr. Miller is currently Senior Vice President and Chief            2003             1998
                                      Executive Officer of Commonfund Realty, Inc., a regulated
                                      investment advisor. Prior to that, starting in March 1997,
                                      Mr. Miller was the Senior Vice President and Chief
                                      Executive Officer of two finite REITs, Endowment Realty
                                      Investors and Endowment Realty Investors II. From January
                                      1995 through March 1997, Mr. Miller was the Principal
                                      Investment Officer for Real Estate and Alternative
                                      Investment at the Office of the Treasurer of the State of
                                      Connecticut. Prior to that, Mr. Miller was employed for
                                      twenty years at Travelers Realty Investment Co., at which
                                      his last position was Senior Vice President. Mr. Miller has been a Director of the Company since 1998.

   The Board of Directors and Committees of the Board

   The powers of the Company are exercised by, or under authority of, and its business and affairs are managed under the direction of, the Board of Directors. In carrying out its responsibilities, the Board of Directors established an Audit Committee, the members of which are Messrs. der Kinderen, Miller and Burns. The principal functions of the Audit Committee include recommending to the Board of Directors the selection of the independent auditors; consulting with the independent auditors with respect to matters of interest to the Audit Committee; approving the type, scope and costs of services to be performed by the independent auditors; and reviewing the work of those persons responsible for the Company's day-to-day compliance with accounting principles, financial disclosure, income tax laws, internal controls and record keeping requirements. The Board of Directors does not have standing nominating or compensation committees. Special committees of the Board may be appointed from time to time to consider and address specific matters of interest to the Board. During 2000, the Board of Directors held three face-to-face meetings and three telephone conferences. The Audit Committee held one meeting during 2000. With the exception of the two Uni-Invest Holdings (U.S.A.) B.V. related Directors, who resigned in August 2000, each Director attended at least 80% of the combined number of meetings of the Board of Directors and of the committees on which he or she served.

   Compensation of Directors and Executive Officers

   The officers and Directors of the Company who are also affiliated with Cedar Bay Company ("CBC") do not receive any remuneration for their services to the Company other than reimbursement of travel and other expenses incurred in connection with their duties. During 2000, Directors not affiliated with CBC, Mr. Miller and Mr. der Kinderen, received an annual fee of $5,000 plus $750 for each board meeting attended.

Certain Agreements and Business Relationships

   As of July 1, 2000, the Company, through its Operating Partnership, purchased a 50% sole general partnership interest in the Point Shopping Center, Harrisburg, PA (the "Point") for approximately $2.1 million over then-existing first mortgage debt of $9.3 million plus closing costs of approximately $385,000. The purchase price was based on 50% of the appraised value of the property less the then-existing first mortgage debt.

   The 50% interest in The Point Associates, L.P., acquired by the Operating Partnership, was purchased from Selbridge Corp. ("Selbridge"), then the sole general partner of The Point Associates, L.P., by assignment of a 42% general partnership interest and from Leo S. Ullman, Chairman and President of the Company*, then the sole limited partner of The Point Associates, L.P., by assignment of an 8% limited partnership interest. Ullman's 8% limited partnership interest represented his entire interest in The Point Associates, L.P. Simultaneously with the assignment of partnership interests, Selbridge became a limited partner and The Point Shopping Center LLC, of which the Operating Partnership is sole member, became the general partner. The transfers resulted in the Operating Partnership (through The Point Shopping Center LLC) owning a 50% partnership interest in The Point Associates, L.P.

   The proceeds of Mr. Ullman's 8% limited partnership interest were used to repay a loan from Selbridge to Mr. Ullman, to buy such partnership interest. Selbridge paid a disposition fee to SKR Management Corp. in the amount of $67,500. Mr. Ullman is sole owner, director and President of SKR Management Corp. CBRA has waived any rights to any acquisition fee from the Company to which it may otherwise have been entitled as a result of The Point transaction.

   The Operating Partnership has the right to acquire an additional 39% partnership interest from Selbridge at any time at a price equal to the fractional interest to be acquired, multiplied by ten times net operating income, less the outstanding first mortgage debt. Selbridge is prohibited from selling its remaining interest in The Point Associates, L.P. without first offering to sell such interest to the Operating Partnership based upon the aforementioned formula. Mr. Ullman is President of Selbridge Corp. but has no ownership interest in such entity.

   In connection with certain redevelopment of the Point Shopping Center, The Point Associates, L.P. undertook to give a guaranty in the amount of $1.5 million to Giant Food Stores, Inc. ("Giant"), a principal new tenant of the shopping center. The Company ultimately gave such guaranty and Selbridge gave the Company a letter of credit equal to $750,000, representing its 50% share of the guaranty.

   As of November 20, 2000, The Point Associates, L.P. funded an additional amount of approximately $1,550,000 for redevelopment costs; that amount, in turn, was funded equally by the Company and Selbridge, respectively, in November 2000.

   During the period commencing July 1, 2000 until the earlier of (i) the date Giant commences to pay rent or (ii) December 31, 2001, Selbridge has guaranteed to The Point Shopping Center LLC, a 10% return on its purchase price of $2,100,000 (i.e. $210,000 per annum).

   As The Point was previously wholly-owned by an affiliate of Cedar Bay Company ("CBC"), the owner of 189,767 shares (approximately 27%) of the outstanding stock of the Company, and 1,703,300 (approximately 71%) of the outstanding Operating Partnership units, the Board of Directors of the Company retained Houlihan Lokey Howard & Zukin Financial Advisors, Inc., an investment bank unaffiliated with the Company, to render an opinion as to the fairness, from a financial point of view, to the Company/Operating Partnership of the purchase by the Operating Partnership of an interest in certain shopping centers, including The Point, owned by an affiliate of CBC, at the appraised values. In addition to the fairness opinion, the Company obtained a third party appraisal, which valued The Point as a whole at $13,500,000 (such appraisal was completed prior to, and did not include a value for, the executed Giant Food Stores' lease).

---------------
   *As indicated below, Mr. Ullman may be deemed to be the beneficial owner of all the shares of Common Stock and Units owned by Cedar Bay Company. Mr. Ullman disclaims beneficial ownership of such securities.

   Cedar Bay Company is a New York general partnership in which Duncomb Corp. has a 55% interest, Lindsay Management Corp. has a 40% interest, and Hicks Corp., a 5% interest. Mr. Ullman is an executive officer and a director of Duncomb Corp., Lindsay Management Corp. and Hicks Corp., but is not an owner, directly or indirectly, of any interest in any of such corporations.

   Further to a Subscription Agreement entered into by and between the Company and Uni-Invest Holdings (U.S.A.) B.V. ("Uni-Invest") in 1999, Uni-Invest acquired in 1999, through a private placement, 150,000 shares of Common Stock of the Company at $4.50 per share. As a result of such placement and certain other private placements of an additional 250,000 shares of Common Stock, also in 1999, Uni-Invest owned approximately 16% of the Common Stock of the Company. At or about the same time, the following persons were elected to the positions respectively set forth below:

               Richard Homburg ........................................   Chairman of the Board
               Louis Ph. Marcus .......................................   Treasurer
               Lawrence W. Freeman, Esq ...............................   Assistant Secretary

   The Subscription Agreement and a Stockholders' Agreement, as further described in the Company's Annual Report and corresponding Form 10-K for 1999, contemplated that Uni-Invest would contribute certain additional amounts to the Company and that the Company would purchase certain shopping center properties from CBC or entities affiliated therewith. The agreements for further participation by Uni-Invest were terminated by mutual consent of the Company and Uni-Invest on or about August 11, 2000, as announced by the Company. In connection therewith, effective July 31, 2000, Messrs. Homburg and Marcus submitted their resignations as members of the Board of Directors and officers of the Company. Mr. Freeman also submitted his resignation as Assistant Secretary. In addition, the Company bought back 150,000 shares of the Company's stock, previously purchased by Uni-Invest, at $4.60 per share.

   Pursuant to the arrangements, as described in the Company's 1999 and 2000 Form 10-K, by and between the Company and Uni-Invest, the Company undertook to register 150,000 shares of stock in the Company owned by seven shareholders introduced by Uni-Invest and to use its best efforts to replace or find replacement purchasers for those remaining 150,000 shares owned by such seven shareholders at the same price per share described above, subject to the NASDAQ and SEC rules. The shares held by such seven shareholders were acquired by an affiliate of Uni-Invest, subsequent to March 31, 2001 and the Company in accordance with the request of the purchaser, has arranged during the second quarter of 2001 to register such shares to permit their sale without further restriction.

   Administrative and Advisory Services

   Cedar Bay Realty Advisors, Inc., a New York corporation ("CBRA"), serves as investment advisor to the Company pursuant to an Administrative and Advisory Agreement (the "Advisory Agreement") entered into with the Company in April 1998, and amended as of August 21, 2000, on terms substantially similar to the terms of that agreement previously in effect between the Company and AEGON USA Realty Advisors, Inc. ("AEGON") of Cedar Rapids, Iowa, which served as investment advisor to the Company from formation until April 3, 1998. The term of the amended Advisory Agreement is for five (5) years and is automatically renewed annually thereafter for an additional year subject to the right of a majority of independent directors to cancel the Advisory Agreement upon sixty
(60) days written notice. Further, such Advisory Agreement may be terminated
(i) for cause upon not less than sixty (60) days' written notice and (ii) by vote of at least 75% of the independent directors at the end of the third or fourth year of such five year term in the event gross assets fail to increase by 15% per annum.

   CBRA does not have any employees and is wholly-owned by Mr. Ullman. Mr. Ullman is President and a director of, and Brenda J. Walker is Vice President of, CBRA.

   CBRA has agreed to defer certain acquisition fees to which it may otherwise be entitled with respect to the possible acquisition by the Company or the Operating Partnership of certain properties owned by CBC and/or its affiliates. This includes acquisition fees otherwise payable with respect to the purchase by the Operating Partnership of its 50% interest in The Point Associates, L.P. Further, CBRA has agreed to defer certain fees otherwise payable with respect to the sale of the Operating Partnership's interest in the Germantown property.

   Such deferred acquisition or disposition fees otherwise payable to CBRA will be reduced to 50% if the Administrative Advisory Agreement with CBRA is continued beyond December 31, 2004, and by an additional 10% for each year such Agreement remains in effect thereafter.

   Under the Advisory Agreement, CBRA is obligated to: (a) provide office space and equipment, personnel and general office services necessary to conduct the day-to-day operations of the Company; (b) select and conduct relations with accountants, attorneys, brokers, banks and other lenders, and such other parties as may be considered necessary in connection with the Company's business and investment activities, including, but not limited to, obtaining services required in the acquisition, management and disposition of investments, collection and disbursement of funds, payment of debts and fulfillment of obligations of the Company, and prosecuting, handling and settling any claims of the Company; (c) provide property acquisition and disposition services, research, economic and statistical data, and investment and financial advice to the Company; and (d) maintain appropriate legal, financial, tax, accounting and general business records of activities of the Company and render appropriate periodic reports to the Directors and stockholders of the Company and to regulatory agencies, including the Internal Revenue Service, the Securities and Exchange Commission, and similar state agencies.

   CBRA receives fees for its administrative and advisory services as follows:
(a) a monthly administrative and advisory fee equal to 1/12 of 3/4 of 1% of the estimated current value of real estate assets of the Company, plus 1/12 of 1/4 of 1% of the estimated current value of all other assets of the Company; (b) an acquisition fee equal to 5% of the gross purchase price (before expenses and without deducting indebtedness assumed) of any real property acquired during the term of the Advisory Agreement; provided that the total of all such acquisition fees plus acquisition expenses in connection with the purchase of any real property shall be reasonable and shall not exceed 6% of the amount paid or allocated to the purchase, development, construction or improvement of a property, exclusive of acquisition fees and acquisition expenses; and (c) a disposition fee equal to 3% of the gross sales price (before expenses but without deducting any indebtedness against the property) of any real property disposed of during the term of the Advisory Agreement; provided that no disposition fee shall be paid unless and until the stockholders have received certain distributions from the Company. In addition, CBRA may receive one-half of the brokerage commission on such a disposition but only up to 3% of the price actually paid for the property, subject to certain limitations. Those fees are essentially the same as those previously applicable under the Administrative and Advisory Agreement between the Company and AEGON from the date of formation until April 3, 1998. The Company paid to CBRA $97,872 in administrative fees for 2000. A disposition fee in the amount of $22,500 for the sale of the Germantown property was paid to CBRA in 2000. No incentive or acquisition fee was paid to CBRA in 2000.

   Management Services

   Brentway Management LLC, a New York limited liability company ("Brentway" and/or "Property Manager") provides property management and leasing services to the Company's real property pursuant to a Management Agreement (the "Management Agreement") entered into with the Company in April 1998, on substantially the same terms as the agreement previously in effect with AEGON. Brentway is owned by Mr. Ullman and Ms. Walker, who are also Chairman and President of Brentway, respectively. The term of the Management Agreement is for one (1) year and is automatically renewed annually for an additional one year period subject to the right of either party to cancel the Management Agreement upon sixty (60) days' written notice. Under the Management Agreement, Brentway is obligated to provide property management services, which include leasing and collection of rent, maintenance of books and records, establishment of bank accounts and payment of expenses, maintenance and operation of property, reporting and accounting to the Company regarding property operations, and maintenance of insurance. All of the duties of Brentway are to be fulfilled at the Company's expense; provided, however, that the Company is not required to reimburse Brentway for personnel expenses other than for on-site personnel at the properties managed. Brentway receives fees for its property management services as follows: with the exception of The Point Shopping Center, a monthly management fee equal to 5% of the gross income from properties managed and leasing fees of up to 6% of the rent to be paid during the term of the lease procured. In the case of The Point Shopping Center, the monthly management fee is equal to 3% of the gross income and the leasing fees are limited to 4.5% of the rent to be paid during the term of the lease procured. Brentway was paid $69,611 in property management fees, $28,239 in construction management fees, and $44,063 in leasing fees in 2000. Additional leasing fees were paid by the Company in 2000 to third parties.

   Brentway has subcontracted with a local management company for site management and leasing services for the Company's remaining office property.

Audit Committee Report

   The Audit Committee is comprised of James J. Burns, J.A.M.H. der Kinderen and Everett B. Miller, III, all of whom are independent directors. The Audit Committee operates under a written charter which was adopted by the Board of Directors on June 14, 2000, a copy of which is attached as Schedule A. The Audit Committee recommends and the Board appoints the Company's independent accountants.

   Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

   In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that its consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees).

   The Company's independent accountants also provided to the Audit Committee the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants the firm's independence. The Audit Committee also considered whether the provision by Ernst & Young LLP of certain other non-audited related services to the Company is compatible with maintaining such auditors' independence.

   Based on the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, filed with the Securities and Exchange Commission.

                                Audit Committee:
                                ----------------
                                 James J. Burns
                             J.A.M.H. der Kinderen
                             Everett B. Miller, III

Stockholder Return Performance Presentation

   The following line graph sets forth for the period January 1, 1996 through December 31, 2000, a comparison of the percentage change in the cumulative total stockholder return on the Company's Common Stock compared to the cumulative total return of the Standard & Poor's ("S&P") Stock Index; and the index of equity real estate investment trusts prepared by the National Association of Real Estate Investment Trusts ("NAREIT"), the NAREIT Equity REIT Total Return Index.

   The graph assumes that the shares of the Company's Common Stock were bought at the price of $100 per share and that the value of the investment in each of the Company's Common Stock and the indices was $100 at the beginning of the period. The graph further assumes the reinvestment of dividends.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
               AMONG CEDAR INCOME FUND, LTD., THE S & P 500 INDEX
                          AND THE NAREIT EQUITY INDEX


                                   [graphic]







*$100 INVESTED ON 12/31/95 IN STOCK OR INDEX--INCLUDING REINVESTMENT OF
 DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31.


                                                                                             Cumulative Total Return
                                                                              -----------------------------------------------------
                                                                              12/95     12/96    12/97     12/98     12/99    12/00
CEDAR INCOME FUND, LTD. ..................................................   100.00    111.91   185.14    189.09    203.49    95.27
S & P 500 ................................................................   100.00    122.96   163.98    210.84    255.22   231.98
NAREIT EQUITY ............................................................   100.00    135.27   162.67    134.20    128.00   161.75


Security Ownership of Certain Beneficial Owners and Management

   The following table sets forth information with respect to each person and group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act")) known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding shares of Common Stock as of August 8, 2001. Each such owner has sole voting and investment powers with respect to the shares of Common Stock owned by it.

                                           Number of Shares
Name and Address                           Beneficially Owned   Percent of Class
----------------                           ------------------   ----------------
Cedar Bay Company(1)                           1,893,037               79%
c/o SKR Management Corp.
44 South Bayles Avenue
Port Washington, NY 11050


   The following table sets forth the number of shares of Common Stock beneficially owned as of August 8, 2001 by each Director and officer and by all Directors and officers as a group (6 persons).

                                      Amount and Nature
Name                                  of Beneficial Ownership   Percent of Class
----                                  -----------------------   ----------------
Leo S. Ullman(2) .................           1,894,337                79.1%
James J. Burns ...................                   0                   *
J.A.M.H. der Kinderen ............                 200                   *
Everett B. Miller III ............                 200                   *
Brenda J. Walker .................                 300                   *
Stuart H. Widowski ...............                 300                   *
Directors and Officers as a group
(5 persons) ......................                                    79.1%

---------------
1 Represents 189,737 shares of Common Stock and 1,703,300 Units convertible into shares of Common Stock owned by Cedar Bay Company.

2 Mr. Ullman may be deemed to be the beneficial owner of all the shares of Common Stock and Units owned by Cedar Bay Company. Mr. Ullman disclaims beneficial ownership of such securities. Mr. Ullman owns 1,300 shares of the Company's Common Stock.

Compliance With Section 16(a) of The Exchange Act

   The Company believes that during 2000 all of its officers, Directors and holders of more than 10% of its Common Stock complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934. In making this disclosure, the Company has relied solely on written representations of its Directors, officers and more than 10% holders and on copies of reports that have been filed with the Securities and Exchange Commission.

Options Granted

   No options have been granted during the calendar year 2000 or prior thereto under the Company's 1998 Stock Option Plan.

                     2. APPOINTMENT OF INDEPENDENT AUDITORS

   The Board of Directors of the Company has selected Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2001. Ernst & Young LLP acted as the Company's auditors in 2000. A representative of Ernst & Young LLP is expected to be present at the meeting with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.

Audit Fees

   The aggregate fees we were billed by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements for 2000 and the reviews of the financial statements included in our Forms 10-Q for 2000 were $66,000.

Financial Information Systems Design and Implementation Fees

   Ernst & Young LLP did not render any services to us during 2000 related to financial information systems design and implementation. Therefore, we were not billed for any services of that type.

All Other Fees

   The aggregate fees we were billed for 2000 by Ernst & Young LLP for professional services other than those described above under the captions of "Audit Fees" and "Financial Information Systems Design and Implementation Fees" were $50,261.

Audit Committee Consideration of these Fees

   Our Audit Committee has considered whether the provision of the services under the categories of "Financial Information Systems Design and Implementation Fees" and "All Other Fees" is compatible with maintaining the independence of Ernst & Young LLP.

   THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S AUDITORS.

                                3. OTHER MATTERS

Stockholder Proposals

   Proposals of stockholders intended to be presented at the Company's 2001 Annual Meeting of Stockholders must be received by the Company on or prior to April 12, 2002 to be eligible for inclusion in the Company's Proxy Statement and form of Proxy to be used in connection with such meeting.

Other Business

   At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the Meeting is that hereinabove set forth. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their judgment.


                                   Leo S. Ullman
                                   Chairman of the Board

Dated: August 10, 2001

                                  "Schedule A"

                            AUDIT COMMITTEE CHARTER

Organization

This charter governs the operations of the Audit Committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, [or shall become financially literate within a reasonable period of time after appointment to the committee] and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The Audit Committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the Audit Committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the committee shall review and recommend to the board the selection of the Company's independent auditors, subject to shareholders' approval.

     o The committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

     o The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

     o The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

--------------------------------------------------------------------------------

                                     PROXY

                            CEDAR INCOME FUND, LTD.

            2001 Annual Meeting of Stockholders - September 10, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned stockholder of Cedar Income Fund, Ltd., a Maryland corporation, hereby appoints Leo S. Ullman and Brenda J. Walker and each of them the proxies of the undersigned with full power of substitution to vote at the Annual Meeting of Stockholders of the Company to be held at 4:00 PM on, September 10, 2001, and at any adjournment or adjournments thereof (the "Meeting"), with all the power which the undersigned would have if personally present, hereby revoking any proxy heretofore given. The undersigned hereby acknowledges receipt of the proxy statement for the Meeting and instructs the proxies to vote as directed on the reverse side.

                                                                   -------------
                                                                    SEE REVERSE
                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE           SIDE
                                                                   -------------

--------------------------------------------------------------------------------

                        Please date, sign and mail your
                      proxy card back as soon as possible!

                         Annual Meeting of Stockholders
                            CEDAR INCOME FUND, LTD.

                               September 10, 2001


                Please Detach and Mail in the Envelope Provided

------------------------------------------------------------------------------------------------------------------------------------
  ---  Please mark your
A  X   votes as in this
  ---  example.


                                              THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                                                      "FOR" PROPOSALS 1 AND 2.

                FOR all nominees
                 listed at right
               (except as marked
                to the contrary    WITHHELD
                                                                                                          FOR   AGAINST   ABSTAIN
1. To elect 3         [  ]           [  ]     Nominees: Leo S. Ullman      2. To ratify the appointment   [  ]    [  ]      [  ]
   nominees                                             Brenda J. Walker      of Ernst & Young LLP as
   for Directors:                                       James J. Burns        independent auditors for
                                                                              the fiscal year ending
                                                                              December 31, 2001.

                                                                           3. With discretionary authority upon such other matters
                                                                              as may properly come before the Meeting.
_____________________________________________
For all nominees except as noted above

                                                                           THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE
                                                                           MANNER DIRECTED. IF NO SPECIFICATION IS MADE, THIS PROXY
                                                                           WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED
                                                                           ABOVE, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST &
                                                                           YOUNG LLP FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001,
                                                                           AND IN THE DISCRETION OF THE PROXY HOLDERS AS TO ANY
                                                                           OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

                                                                           PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                                                                           PROMPTLY USING THE ENCLOSED ENVELOPE

                                                                           MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [  ]

                                                                           MARK HERE IF YOU PLAN TO ATTEND THE MEETING     [  ]


Signature_____________________________________ Date______________  Signature_____________________________________ Date______________

Note: Please sign exactly as your name appears on this proxy card. When signing as attorney, executor, trustee or guardian, please give your full title.

------------------------------------------------------------------------------------------------------------------------------------